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                                                                   EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITOR



MoliChem Medicines, Inc.
100 Europa Drive
Suite 421
Chapel Hill, North Carolina 27514

Gentlemen:

         We consent to the reference to us under the caption "Experts" and to the incorporation by reference in the Registration Statement on Form SB-2A and related Prospectus of MoliChem Medicines, Inc. of our audit of the consolidated financial statements and financial statement schedules of MoliChem Medicines, Inc. as of December 31, 2000, for the years ended December 31, 2000 and 1999, and period from December 22, 1995 (inception) to December 31, 2000, which report is included (or incorporated by reference) in this registration statement.



                                      /s/ ROGOFF AND COMPANY, P.C.



New York, New York
December 13, 2001



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